As filed with the Securities and Exchange Commission on December 29, 2000
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report (Date of earliest
                                event reported):
                                December 28, 2000


                                   TREEV, INC.
             (Exact name of registrant as specified in its charter)



                         Delaware 001-11135  54-1590649
  (State of incorporation or organization) (Commission File No.) (IRS employer identification no.)



                            13900 Lincoln Park Drive
                             Herndon, Virginia 20171
                    (Address of principal executive offices)

                                 (703) 478-2260
              (Registrant's telephone number, including area code)





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                                   TREEV, INC.

                                      INDEX

Information to be Included in the Report                               Page

Item 5.           Other Events                                          1

Item 7.           Exhibits                                              2

Signatures                                                              3


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Item 5.  Other Events.

On December 28, 2000, CE Computer Equipment AG, a German corporation ("CE") and TREEV, Inc., ("TREEV") issued a press release announcing the results of the TREEV stockholder meeting. The stockholders of TREEV approved the Amended and Restated Agreement and Plan of Merger, dated as of November 19, 1999 and amended and amended and restated as of May 8, 2000, and amended as of November 20, 2000, among CE, TREEV and a wholly owned subsidiary of Aspen Merger Corporation, acting as agent for CE.

Subject to the satisfaction or waiver of the other conditions to closing, CE and TREEV currently expect to consummate the merger on or about January 22, 2001. As soon as possible after the merger, Aspen Merger Corporation and CE will complete the contribution of the shares of the surviving corporation of the merger to CE against the issuance by CE or ordinary shares. Pursuant to the merger and the share contribution, TREEV will become a wholly owned subsidiary of CE.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c)         Exhibits

         99.2        Press Release dated December 28, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TREEV, INC.
                                  (Registrant)



                                                        By: /s/ Brian H. Hajost
                                                        -----------------------
                                                        Brian H. Hajost
                                                        Executive Vice President


Dated:  December 29, 2000
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